EXHIBIT 1

JOINT FILING AGREEMENT

    The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the common stock, par value $0.001 per share, of UNIPRO Financial Services, Inc., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Date: November 29, 2006

WORLDTIME INVESTMENT ADVISORS LIMITED

By:	/s/ Huiwen Liu
Name: Huiwen Liu
Title: Sole Director

/s/ Huiwen Liu
Huiwen Liu